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                                                                     EXHIBIT 5.1




                                October 13, 2000




Waste Holdings, Inc.
3301 Benson Drive, Suite 601
Raleigh, North Carolina  27609

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4 filed on the date hereof by Waste Holdings, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 13,710,000 shares of the Company's Common Stock, no par value per share (the "Shares") which may be issued by the Company in a holding company reorganization pursuant to an Agreement and Plan of Merger and Reorganization dated October 6, 2000, by and among the Company, Waste Industries, Inc. and Waste Industries Mergeco, LLC (the "Agreement"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance of the Shares pursuant to the Agreement.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the Agreement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement - prospectus constituting a part thereof, and any amendments thereto.

                                           Very truly yours,

                                           /s/ WYRICK ROBBINS YATES & PONTON LLP